Exhibit 10.1

COMPENSATION POLICY FOR THE

BOARD OF DIRECTORS OF COMFORT SYSTEMS USA, INC.

Board Remuneration—Non-Employee Directors

I.                                         EQUITY:  10,000 options at fair market value at each annual meeting, all as set forth in the Company’s 2006 Stock Options/SAR Plan for Non-Employee Directors.

II.                                     ANNUAL RETAINER (PAID QUARTERLY):

$30,000 ($4,000 additional if committee chair; $10,000 additional if audit chair)

III.                                 MEETING ATTENDANCE FEES:

Board Meeting (in person)	$3,000

Committee Meetings (unless on same day)	$2,000

Telephonic Meeting, or Telephonic Attendance	$1,000
(meeting chair receives full fee)